Exhibit 99.1

   Hungarian Telephone and Cable Announces Results for First Quarter of 2005

    SEATTLE--(BUSINESS WIRE)--May 16, 2005--Hungarian Telephone and Cable Corp. ("HTCC") (AMEX:HTC), the leading alternative telecommunications service provider in Hungary, today announced results for the first quarter of 2005. Results for the first quarter include the results of PanTel, the Company's recently acquired business, for one month.
    For the quarter ended March 31, 2005, the Company reported net telephone service revenues of $20.4 million, an increase of 32% compared with the first quarter of 2004. Net measured service and subscription revenues increased 1% to $13.1 million, while other operating revenues, which includes revenues generated from the provision of leased lines, ADSL access, VPN services, Internet services and other services, increased 253% to $6.7 million, over the comparable period during 2004.
    The Company's income from operations and net loss attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $5.5 million and ($0.7) million, respectively, for the first quarter of 2005, compared with income from operations of $6.7 million and net income attributable to common stockholders of $7.6 million in the same period last year. GAAP diluted loss per share was ($0.06) for the quarter ended March 31, 2005, compared with diluted earnings per share of $0.59 in the same period last year. The Company reported a net foreign exchange loss of $3.6 million for the quarter ended March 31, 2005, compared to a net gain of $3.7 million for the first quarter of 2004. The loss for the quarter reflects the weakening of the Hungarian forint against the euro and U.S. dollar during the period.
    Pro-forma net income and adjusted EBITDA, which excludes foreign exchange losses/gains and variable option non-cash accounting charges, were $4.6 million and $11.6 million, respectively, compared with $3.9 million and $9.7 million in the same period last year. This represents growth of 17% in pro-forma net income and 20% growth in adjusted EBITDA comparing the two periods, while pro-forma diluted earnings per share were $0.32 for the quarter ended March 31, 2005.
    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."
    Cash from operations for the first quarter of 2005 was $12.4 million, an increase of 56% on a year-over-year basis. HTCC had cash and cash equivalents of $28.4 million at March 31, 2005.

    COMMENTS FROM OLE BERTRAM

    Commenting on these results, Ole Bertram, President and Chief Executive Officer stated, "We are pleased with the contribution PanTel made to the results of HTCC for the quarter and we expect the contribution of PanTel to the Company's results to continue to increase in the future. In addition, as a result of the nation-wide network of PanTel, Hungarotel has recently begun to compete for residential customers of Matav, within Matav's operating areas, by offering carrier selection services. HTCC has many possibilities for future growth as a result of the acquisition of PanTel and the Company has a sound base to move forward in the competitive Hungarian telecommunications market."
    Mr. Bertram went on to say, "I would like to thank all of our shareholders for their continued support of HTCC and I believe that the best is yet to come for the Company. I look forward to seeing you at the annual shareholders meeting."

    NON-GAAP FINANCIAL MEASURES

    The Company uses certain non-GAAP financial measures in evaluating its performance. These include pro-forma net income and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Pro-forma net income is net income/loss without taking into account the recorded foreign exchange gain/loss and non-cash variable option accounting charges. The Company adopted variable option accounting for stock options in the fourth quarter of 2004 as a result of modifications to its stock option plans. The variable option charge is non-cash and, due to its potentially volatile effect on the statement of operations, management believes that its exclusion from pro-forma net income provides additional information in measuring the financial performance of the Company.
    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Pro-forma net income does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                  Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)
                        Statement of Operations

                                                   Three months ended
                                                         March 31
                                                ----------------------
                                                      2005       2004
                                                (unaudited)(unaudited)
                                                ----------------------
Measured Service Revenues                          $   9.0     $  8.1
Subscription Revenues                                  6.3        6.3
Net Interconnect Charges                              (2.2)      (1.4)
                                                ----------------------
    Net Measured Service and
     Subscription Revenues                            13.1       13.0
Connection Fees                                        0.3        0.6
Wholesale revenues, net                                0.3          -
Other Operating Revenues                               6.7        1.9
                                                ----------------------
Telephone Service Revenues, Net                       20.4       15.5
                                                ----------------------
Income from Operations                                 5.5        6.7
Interest Expense                                       3.8        2.4
Net (Loss) Income                                     (0.7)       7.6
Net (Loss) Income Per Common Share:
        Basic                                      $ (0.06)    $ 0.62
        Diluted                                      (0.06)      0.59
Weighted Average Number of Shares
    Outstanding:
        Basic                                         12.7       12.3
        Diluted                                       12.7       12.9


                                                      Balance Sheet

                                                   Quarter      Year
                                                    Ended      Ended
                                                    March     December
                                                      31         31
                                                     2005       2004
                                                ----------------------
                                                 (unaudited)

Current Assets                                        89.7       21.1
Property, Plant and Equipment, net                   181.1      129.4
Total Assets                                         344.0      192.3

Total Current Liabilities                             68.7       35.6
Long Term Debt                                       194.1       71.7
Total Stockholders Equity                             77.5       81.5
Total Liabilities and Stockholders Equity            344.0      192.3


Reconciliation of Non-GAAP Financial Measures:

Net Income to Pro-Forma Net Income
(In Millions)
(unaudited)

                                                   Three Months Ended
                                                       March 31,
                                                ----------------------
                                                      2005       2004
                                                ----------------------
Net (Loss) Income Attributable to
    Common Stockholders as Reported                  ($0.7)      $7.6

Foreign Exchange Loss (Gain)                          $3.6      ($3.7)
Variable option accounting charge
    (non-cash)                                        $1.7       $  -
                                                ----------------------
Pro-Forma Net Income Attributable
    to Common Stockholders                            $4.6       $3.9
                                                ----------------------


Net Income Per Share Fully Diluted to Pro-Forma Net Income Per Share
Fully Diluted
(unaudited)

                                                   Three Months Ended
                                                       March 31,
                                                ----------------------
                                                      2005       2004
                                                ----------------------
Net (Loss) Income Per Share as
    Reported                                        ($0.06)     $0.59

Foreign Exchange Loss (Gain)                         $0.26     ($0.29)
Variable option accounting charge
    (non-cash)                                       $0.12      $   -
                                                ----------------------
Pro-Forma Net Income Per Share                       $0.32      $0.30
                                                ----------------------


Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)

                                                   Three Months Ended
                                                         March 31,
                                                ----------------------
                                                      2005       2004
                                                ----------------------
Cash Flow from Operations                            $12.4       $7.9

Changes in Working Capital                           ($2.1)      $0.4
Interest Paid                                         $1.2       $2.0
Interest Received                                    ($0.2)     ($0.6)
Other                                                 $0.3       $  -
                                                ----------------------
Adjusted EBITDA                                      $11.6       $9.7
                                                ----------------------

    CONTACT: Hungarian Telephone and Cable Corp.
             William McGann
             Hungary: (011) 361-474-7700
             U.S.: 206-654-0204